UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LENCO MOBILE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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345 Chapala Street
Santa Barbara, California 93101
(805) 308-9199
www.lencomobile.com

Dear Fellow Stockholder:

We are pleased to invite you to attend our 2011 Annual Meeting of Stockholders to be held on June 15, 2011 at our offices located at 345 Chapala Street, Santa Barbara, California 93101, beginning at 10:00 a.m., local time.

Enclosed are the notice of annual meeting of stockholders and the proxy statement describing the business that will be acted upon at the annual meeting. Please vote on the business to come before the meeting, as it is important that your shares are represented. Instructions on the proxy card explain how you may vote on the internet or by returning your proxy card by mail. If you decide to attend the meeting, you may, of course, revoke your proxy and cast your vote in person.

Whether or not you plan to attend the meeting, please vote on the internet or complete, sign, date and return the enclosed proxy card in the envelope provided.

We have also enclosed a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2010. Our annual report does not constitute a part of the proxy soliciting materials. However, we encourage you to read our annual report, which includes information on our products, operations and markets, as well as our audited financial statements for the fiscal year ended December 31, 2010.

We look forward to seeing you at the meeting.

Sincerely,
May 2, 2011	/s/ Michael Levinsohn
Santa Barbara, California	Michael Levinsohn
Chief Executive Officer and President

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 15, 2011:
The Proxy Statement and Annual Report to Stockholders are available at http://www.lencomobile.com under the “Investor” tab.

LENCO MOBILE INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 15, 2011

TO THE STOCKHOLDERS OF LENCO MOBILE INC.:

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Stockholders of Lenco Mobile Inc., a Delaware corporation, will be held on June 15, 2011 at 10:00 a.m. local time, at our offices located at 345 Chapala Street, Santa Barbara, California 93101. At the annual meeting you will be asked to:

1. Elect five directors to hold office until our next annual meeting of stockholders and until their respective successors have been elected and qualified;

2. Ratify the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3. Provide an advisory vote approving or disapproving of our executive compensation as set forth in this proxy statement;

4. Provide an advisory vote on the frequency of the advisory stockholder vote on our executive compensation; and

5. Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the accompanying proxy statement.

Our board of directors has fixed the close of business on April 28, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

May 2, 2011	By Order of the Board of Directors /s/ Michael Levinsohn
Michael Levinsohn Chief Executive Officer and President

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. YOU MAY VOTE BY USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD, OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

LENCO MOBILE INC.

PROXY STATEMENT
2011 ANNUAL MEETING OF STOCKHOLDERS
JUNE 15, 2011

The board of directors of Lenco Mobile, Inc., a Delaware corporation, is soliciting the enclosed proxy on our behalf for use at the annual meeting of stockholders to be held on June 15, 2011 at 10:00 a.m., and at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of stockholders. The annual meeting will be held at our corporate headquarters located at 345 Chapala Street, Santa Barbara, California 93101. Our telephone number is (805) 308-9199.

All stockholders are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope. We are first sending out these proxy materials to stockholders on or about May 10, 2011.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?
A:
At the annual meeting, our stockholders will vote to elect five directors to serve until our next annual meeting and until their successors are elected. Our stockholders will also vote to ratify the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending December 31, 2011. Our stockholders will also provide advisory votes on executive compensation and the frequency of the advisory stockholder vote on executive compensation. Lastly, our stockholders will vote on any other business to properly come before the meeting.

Q:	Who is entitled to vote at the annual meeting?
A:
Only holders of our common stock and our Series A Convertible Preferred Stock of record at the close of business on April 28, 2011, the record date for the annual meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the annual meeting, or any postponements or adjournments of the annual meeting.

Q:	What are the voting rights of the holders of common stock?
A:
Each outstanding share of our common stock will be entitled to one vote on each matter considered at the annual meeting. As of the record date, we had 70,624,382 shares of our common stock outstanding.

Q:	What are the voting rights of the holders of the Series A Convertible Preferred Stock?
A:
Each outstanding share of our Series A Convertible Preferred Stock will be entitled to one vote for each share of common stock into which such share of Series A Convertible Preferred Stock is convertible on April 28, 2011 on each matter considered at the annual meeting. As of the record date, we had 107,500 shares of our Series A Convertible Preferred Stock outstanding, which are entitled to 7,421,695 votes at the annual meeting.

Q:	How is a quorum determined?
A:
Holders of a majority of the voting power of all of the shares of the stock entitled to vote at the meeting, including our common stock and Series A Convertible Preferred Stock, must be present, in person or by proxy, at the annual meeting to achieve the required quorum for the transaction of business. As of the record date, we had shares of our common stock and Series A Convertible Preferred Stock outstanding representing 78,046,077 votes. Therefore, the presence of the holders of our common stock and Series A Convertible Preferred Stock representing at least 39,023,039 votes will be required to establish a quorum.

All votes will be tabulated by the inspector of elections appointed for the annual meeting. The inspector will separately count affirmative and negative votes, abstentions and broker non-votes. Proxies that are received but marked as abstentions (or refusals to vote) and broker non-votes (votes from shares held of record in “street name” as to which the beneficial owners have not provided voting instructions) will be included in the calculation of the number of votes considered to be present at the annual meeting. If a quorum is not achieved, holders of the votes present, in person or by proxy, may adjourn the annual meeting to another date.

Q:	How do I vote?
A:
If you complete and sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at the annual meeting will need to obtain a proxy form from the institution that holds their shares. You may also vote on the internet as explained on the enclosed proxy card.

Q:	Can I revoke my proxy later?
A:	Yes. You have the right to revoke your proxy at any time before the annual meeting by:
(1) filing a written notice of revocation with our corporate secretary at our principal office (345 Chapala Street, Santa Barbara, California 93101);
(2) filing a properly executed proxy bearing a later date with our corporate secretary at our principal office (see address immediately above); or

(3)  attending the annual meeting and voting in person (attendance at the annual meeting will not, by itself, revoke your proxy); however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain from the record holder a proxy issued in your name.

Q:	What happens if I hold my shares in street name?
A:
If your shares are held by a bank, broker or other institution, you will need to provide voting instructions to the institution that holds your shares. Rules applicable to broker nominees direct that certain matters submitted to a vote of stockholders are considered “routine” proposals. Brokers and other firms may vote on routine proposals on behalf of beneficial owners who have not furnished voting instructions, subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, and subject to any proxy voting policies and procedures of those firms. The ratification of the independent registered public accountants, for example, is a routine proposal. For “non-routine” proposals, institutions may not vote on the proposals unless they have received voting instructions from the beneficial owner. The election of directors is not a routine proposal. This means that brokers and other firms must obtain voting instructions from the beneficial owner; otherwise they will not be able to cast a vote for the “non-routine” proposal. If your shares are held in the name of a broker, bank or other firm, please follow their voting instructions so you can instruct your broker on how to vote your shares.

Q:	How does the board of directors recommend I vote on the proposals?
A:	Our board of director’s recommendations are included with the description of each item in this proxy statement. In summary, our board recommends a vote:

•	“FOR” each of the five nominees for director set forth in this proxy statement (Proposal 1);

•	“FOR” the ratification of the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal 2);

•	“FOR” the approval of the compensation awarded to the named executive officers for the fiscal year ended December 31, 2010 as set forth in this Proxy Statement (Proposal 3); AND

•	“EVERY THREE YEARS” for the proposal regarding an advisory vote on the frequency of the advisory vote on executive compensation (Proposal No. 4).

Q:	What is required to approve each of the proposals?
A:	The director nominees will be elected and the other proposals in this proxy statement will be approved based on the following votes:

•
Proposal One. Directors are elected by a plurality of the votes cast by holders of shares entitled to vote. This means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected. Accordingly, abstentions and broker-non votes will have no effect on the election of directors.

•
Proposal Two. Approval of proposal two, the ratification of SingerLewak as our auditors for the fiscal year ending December 31, 2011, requires the affirmative vote of a majority of the votes cast at the stockholders meeting. Accordingly, abstentions and broker-non votes will have no effect on the outcome of this proposal.

•
Proposal Three. Approval of proposal three, the advisory vote on our executive compensation, requires the affirmative vote of a majority of the votes cast at the stockholders meeting. Accordingly, abstentions and broker-non votes will have no effect on the outcome of this proposal.

•
Proposal Four. The alternative garnering the most votes cast with respect to proposal four, the advisory vote on the frequency of the advisory vote on executive compensation, will be deemed to have been the alternative approved by the stockholders. Accordingly, abstentions and broker-non votes will have no effect on the outcome of this proposal.

Q:	How will my shares be voted if I return a blank proxy card?
A:
If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote “FOR” each of the director nominees named in this proxy statement, a vote “FOR” each of the other proposals in this proxy statement and “EVERY THREE YEARS” for the proposal regarding the frequency of an advisory vote on executive compensation.

Q:	How will voting on any other business be conducted?
A:
Although we do not know of any business to be conducted at the annual meeting other than the proposal discussed in this proxy statement, if any other business comes before the annual meeting, your signed proxy card gives authority to the proxy holders, Michael Levinsohn and Thomas Banks, to vote on those matters at their discretion.

Q:	Who will bear the costs of this solicitation?
A:
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or other regular employees.

Q:	How can I find out the results of the voting at the annual meeting?
A:	Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a report on Form 8-K within four days after the annual meeting.
Q:	When are stockholder proposals due for next year’s annual meeting?
A:
The deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our next annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission, or SEC, is January 10, 2012. You should also review our bylaws, which contain additional requirements about advance notice of stockholder proposals, and the section, “Director Nominees,” in this proxy statement.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for our fiscal year ended December 31, 2010 accompanies this proxy statement but does not constitute a part of the proxy soliciting materials. A copy of such annual report, including financial statements but without exhibits, is available without charge to any person whose vote is solicited by this proxy upon written request to our corporate secretary at our principal office (345 Chapala Street, Santa Barbara, California 93101). Copies may also be obtained through the SEC’s web site at www.sec.gov.

PROPOSAL 1
ELECTION OF DIRECTORS

Our board of directors currently consists of five directors. The five nominees for director are all incumbent directors. Directors are elected at each annual meeting of stockholders and, if elected, hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, subject to any such director’s earlier resignation or removal.

Vote Required

Directors are elected by a plurality of the votes present in person and represented by proxy and entitled to vote at a meeting at which a quorum is present. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees for director named below. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is present, the nominees receiving the highest number of votes will be elected as directors. Abstentions and broker non-votes will have no effect on the vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as our board of directors may propose. Each person nominated for election has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unable to serve.

Director Nominees

Based on the recommendation of the nominating and governance committee of our board of directors, our board of directors has nominated the five individuals set forth below for election. If elected, the nominees will serve as directors until the annual stockholders meeting in 2012 and until their successors are elected and qualified, subject to earlier resignation or removal. Each of Messrs. Levinsohn, Banks and Wagner served on our board of directors during the past fiscal year. Messrs. Harris and Liang were appointed to our board of directors on March 1, 2011.

Name	Age	Position(s) with Lenco Mobile Inc.	Director Since
Thomas Banks	43	Director and Chief Financial Officer	2009
Philip B. Harris	42	Director	2011
Michael Levinsohn	49	Director, Chief Executive Officer and President	2008
James L. Liang	53	Chairman of the Board	2011
Ronald Wagner	46	Director	2009

The following summarizes the professional history and the experiences, qualifications, attributes or skills that led to the conclusion that each of our director nominees should serve as one of our directors in light of our business and structure:

Thomas Banks
Mr. Banks has served as our chief financial officer and a director since 2009. From 2004 to 2009, Mr. Banks served as Senior Director of Finance for Local Insight Media, in charge of that company’s Latin American financial operations. From 2000 to 2004, Mr. Banks was with Advance Group, Inc., which was the largest importer of watches by volume in the U.S. with over $300 million in revenue, ultimately serving as Vice President of Finance, Corporate Controller of that company. From 1997 to 2000, Mr. Banks worked in the media and advertising industry in lead financial and operational roles. From 1993 to 1997, Mr. Banks served as corporate controller for the biopharmaceutical company Serologicals Corp., where he managed the financial operations during a period of significant growth including playing a key role in the successful entry onto the NASDAQ in 1996. Mr. Banks began his career at Arthur Andersen & Co. and qualified as a CPA in 1993.

As the Company’s chief financial officer, Mr. Banks provides valuable expertise, leadership experience and operational insight in the areas of finance, accounting, audit oversight, mergers and acquisitions, international operations and financial reporting. Mr. Banks provides a comprehensive perspective to the board of directors on matters including strategic planning, financial and administrative implementation and operational execution. Mr. Banks has significant international accounting experience and in this respect he provides guidance to the operational management. He oversees relationships with members of the finance community.

Philip B. Harris
Mr. Harris has served on our board of directors since March 2011. Mr. Harris is an experienced entrepreneur with a strong track record of operating, advising and investing in technology and healthcare companies. From 2007 to 2010, Mr. Harris was a managing director and founding principal of Maren Group, LLC, where Mr. Harris focused on select advisory projects and managing that company’s corporate investments. From 2000 to 2007, Mr. Harris was a founding principal at Alterity Partners, which specialized in mergers and acquisitions advisory in the technology and healthcare industries. The firm grew rapidly and was sold to First Horizon National (formerly First Tennessee Bank) where Mr. Harris continued to serve until 2007. Previous to Alterity Partners, he held operating roles at priceline.com (SVP of Corporate Development), Cendant Corporation (GM of Interactive Services) and Nordson Corporation (Director of Marketing). Mr. Harris received a B.S. in Finance from Ohio State University and an M.B.A. from Harvard Business School.

As a current board member of a number of companies and a former executive of several large online marketing and public companies, Mr. Harris offers a unique perspective on the challenges and opportunities facing the Company. His extensive experience in mergers and acquisitions advisory businesses focusing on technology and online marketing companies provides us with significant industry knowledge and expertise as well as critical strategic planning insights and development possibilities. His valuable business skills and long-term perspective of the Company bolster his qualifications to serve on our board of directors.

Michael Levinsohn
Mr. Levinsohn has served as our chief executive officer, president and a director since 2008. Mr. Levinsohn was a co-founder of Digital Vouchers (Pty) Ltd., the internet and internet loyalty program platform that we acquired in February 2008. From 2003 to 2007, Mr. Levinsohn was the Managing Director of 121 Marketing, a leading CRM and loyalty program consultancy based in Johannesburg, South Africa. From 1998 to 2003, Mr. Levinsohn was a co-founder and sales and marketing director of Webworks, the company that developed and operated the Infinity CRM and loyalty program in South Africa. Clients of Infinity included many of the top retail and leisure brands in South Africa. From 1988 to 1997 Mr. Levinsohn was at various times the chief executive officer of Lanchem Limited, Ventel Limited and Integrated Consumer Products Limited. All three companies were listed on the Johannesburg Stock Exchange. Mr. Levinsohn has been the managing director of Sterling Trust (Pty) Ltd., a privately-owned investment banking company since March 1988.

As the chief executive officer and president of our company, Mr. Levinsohn provides significant industry knowledge and key insight regarding our corporate strategy, business development and day to day operations. Mr. Levinsohn also has relationships with the majority of our current customers, including brand owners and wireless carriers. Mr. Levinsohn provides the Board of Directors with a comprehensive understanding of our services and technologies, as well as a perspective on corporate opportunities and industry trends. He is the key interface between the board of director’s oversight and strategic planning and its implementation at all levels of the Company around the world and instrumental in maintaining our strong relationships with investors and other key stakeholders.

James L. Liang
Mr. Liang has served on our board of directors since March 2011 and as the chairman of our board of directors since April 2011. From 2008 to 2011, Mr. Liang served as SVP of Strategy and Corporate Development at Amdocs, Ltd. (NYSE: DOX), a global provider of software and services for billing, customer relationship management and operations support systems. From 2005 to 2008, Mr. Liang served as the Chief Strategy Officer for IBM Corporation’s $30+ billion Global Technology Services (GTS) Division. Prior to joining IBM, Mr. Liang spent 21 years as an investment banker working exclusively with technology companies on a broad range of financing and strategic assignments including twelve years at Morgan Stanley, where he ultimately served as the Head of the Global Technology Banking Group. Mr. Liang is a graduate of Phillips Exeter Academy, Brown University (Sc.B. in Applied Mathematics/Economics) and The University of Chicago Graduate School of Business (MBA in Finance/Marketing).

Mr. Liang brings to our company strategy, finance and corporate development expertise gained from working with large, global companies, including companies engaged in offerings to the mobile sector. He has a strong knowledge of our business and industry, which he is able to leverage in strategic planning for the Company. Mr. Liang’s significant experience allows him to provide the Company guidance on achieving success in different economic conditions, geographies and competitive landscapes. The board of directors has determined that Mr. Liang qualifies as an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission (“SEC”). His significant investment banking experience and key relationships developed from that role allow for Mr. Liang to be a critical participant in the Company’s mergers and acquisition strategy and provides the board of directors with a unique perspective on the Company’s strategic initiatives, financial outlook and investor markets.

Ronald Wagner
Mr. Wagner has served on our board of directors since October 2009. Mr. Wagner is presently the President and Chief Operating Officer of e-Storm International, Inc., an online marketing strategy and services agency based in San Francisco. From late 2006 to 2008, he was the President of Partner Weekly, an online performance marketing company and subsidiary of Selling Source Inc. From 2003 and 2006, he was the chief executive officer of Clear Ink, a digital strategy and services company. Mr. Wagner has at various times held positions on the boards of Spyonit LLC (acquired in 2000 by 724 Solutions), Ironlight Digital (acquired by Publicis and is now Arc Worldwide), and WMC. Mr. Wagner has a bachelor of arts degree from Lewis & Clark College and an MBA degree from the University of Chicago.

Mr. Wagner’s extensive experience with technology and online companies is a significant asset to the board of directors. Additionally, Mr. Wagner offers a broad leadership perspective on strategic issues facing companies today and provides in-depth operational knowledge as a long-serving chief executive officer of various companies including international development and marketing expertise. He has served on other companies’ boards and, as a result, he offers the Company broad leadership experience.

There are no family relationships among any of our executive officers and directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOREGOING NOMINEES TO OUR BOARD OF DIRECTORS.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking you to ratify the appointment of SingerLewak as our independent registered public accounting firm for the fiscal year ending December 31, 2011. SingerLewak was initially engaged to serve as our public accounting firm on September 30, 2010. Our audit committee approved, and our board of directors ratified, the engagement of SingerLewak. Representatives of SingerLewak are expected to be at the meeting to answer any questions and make a statement should they choose to do so.

Although our bylaws do not require that our stockholders approve the appointment of our independent registered public accounting firm, our board of directors is submitting the selection of SingerLewak to our stockholders for ratification as a matter of good corporate practice. If our stockholders vote against the ratification of SingerLewak, our board of directors will reconsider whether or not to retain the firm. Even if our stockholders ratify the appointment, our board of directors may choose to appoint a different independent registered public accounting firm at any time during the year if our board of directors determines that such a change would be in the best interests of our company and our stockholders.

The proposal for the ratification of the appointment of the Company’s independent registered certified public accountants submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, abstentions and broker-non votes will have no effect on the outcome of this proposal. In the event ratification is not obtained, the audit committee will review its future selection of the Company’s independent registered certified public accountants but will not be required to select different accountants for the Company.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION
OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

 In accordance with the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are giving our stockholders the opportunity to vote, on an advisory basis, to approve our executive compensation. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation.

As described in detail below under the heading “Executive Compensation and Other Information,” our executive compensation structure is designed to attract and retain well-qualified executive officers, which is crucial to our success, and we believe our compensation practices encourage and motivate these individuals to achieve superior performance on both a short-term and long-term basis. We believe our total compensation is designed to reflect the value created for stockholders while supporting our strategic goals. Please read the Section entitled “Executive Compensation and Other Information” for additional details about our executive compensation programs, including information about the fiscal 2010 compensation of our named executive officers.

We request shareholder approval of the compensation of our named executive officers as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules pursuant to Item 402 of Regulation S-K, which is set forth in this proxy statement below including the summary compensation table and other related tables and disclosure.

This vote is advisory, and therefore not binding on us, our board of directors or our compensation committee. Notwithstanding the advisory nature of this vote, the resolution will be deemed approved and passed on an advisory basis with the affirmative vote of the majority of the votes cast. Abstentions and broker-non votes will have no effect on the outcome of this proposal. Our board of directors and compensation committee value the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering future executive compensation arrangements as they deem appropriate.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act, we are also giving our stockholders the opportunity to indicate how frequently we should seek an advisory vote on our executive compensation. By voting on this proposal, stockholders may indicate whether they would prefer the advisory vote on executive compensation to occur once every one, two, or three years.

After careful consideration, our board of directors has determined that an advisory vote every three years on executive compensation is the most appropriate alternative for us, and recommends that you vote for a three-year interval for the advisory vote on executive compensation.

In formulating its recommendation, our board of directors considered that an advisory vote on executive compensation every three years will give our stockholders the opportunity to more fully assess the success or failure of our long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance and will allow sufficient time for our board of directors to review and respond to stockholders’ views on executive compensation and implement changes, if necessary.

You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, or three years or by abstaining from a vote.

This vote is advisory, and therefore not binding on us or our board of directors. If any of the three options described in the resolution above receives a majority of the votes cast on the resolution, then that option will be deemed to have been approved on an advisory basis by our stockholders. Abstentions and broker-non votes will have no effect on the outcome of this proposal. Our board of directors values the opinions that our stockholders express in their votes and will consider the outcome of this vote when considering how frequently we should conduct an advisory vote on our executive compensation as it deems appropriate.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF ONCE EVERY
THREE YEARS AS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN
ADVISORY VOTE ON EXECUTIVE COMPENSATION.

BOARD AND COMMITTEE MATTERS AND CORPORATE GOVERNANCE MATTERS

Board Structure and Meetings

Our board of directors is led by a non-employee chairman of the board. The chairman role provides our outside directors with a platform to control agendas and discussion for board meetings. In addition, the role creates a focal point for efficient communication between the directors and company management.

We established audit, compensation, and nominating and governance committees of our board of directors in November 2009. The independent members of our board of directors serving at that time were appointed on the committees. Effective on March 1, 2011, in connection with the appointment of Messrs. Harris and Liang to our board of directors as additional independent directors, our board of directors and adopted new charters for each of the committees. The charters, which have not previously been filed with the SEC, can be viewed by visiting our website at www.lencomobile.com and clicking on “Investor” and then on “Audit Committee,” “Compensation Committee” or “Corporate Governance Committee.” The members of the committees are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating & Governance Committee
Ronald Wagner	Chair	●	●
James L. Liang	●	Chair	●
Philip B. Harris	●	●	Chair

Board Meetings and Attendance

During our fiscal year ended December 31, 2010, our board of directors held two meetings and took action by written consent on eight occasions. During this period, all of the incumbent directors attended or participated in more than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by all committees of our board of directors on which each such director served, during the period for which each such director served.

Information Regarding Committees of our Board of Directors

Audit Committee

The audit committee of our board of directors, among other things:

•	oversees the accounting and financial reporting processes of our company and the audits of the financial statements of our company;

•	serves as an independent and objective party to monitor our company’s policies for internal control systems;

•	retains the independent auditors, reviews and appraises their independence, qualifications and performance, and approves the terms of engagement for audit service and non-audit services; and

•	provides an open avenue of communication among the independent auditors, financial and senior management, and the board or directors.

The audit committee held one meeting during the last fiscal year.

Our board of directors has determined that Mr. Liang is financially sophisticated in accordance with the requirements of NYSE Amex Company Guide Section 803B(2)(iii) and an audit committee financial expert in accordance with Regulation S-K Item 407(d)(5)(ii) and (iii).

Compensation Committee

The compensation committee of our board of directors, among other things:

•	reviews and approves performance goals and objectives for executive officers and recommends to our board of directors the compensation level of our executive officers;

•	reviews and makes recommendations to our board of directors with respect to our equity incentive plans;

•	administers and makes grants under our 2009 Equity Incentive Plan; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

The compensation committee held one meeting during the last fiscal year.

Nominating and Governance Committee

The nominating and governance committee of our board of directors, among other things:

•	identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;

•	conducts searches for appropriate directors;

•	evaluates the performance of our board of directors and of individual directors;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	makes recommendations to our board of directors concerning corporate governance matters.

The nominating and governance committee held one meeting during the last fiscal year.

Board Member Independence

Our board of directors has affirmatively determined that Messrs. Harris, Liang and Wagner are each “independent” under the criteria established by NYSE Amex for independent board members. In addition, our board of directors has determined that the members of the audit committee meet the additional independence criteria required for audit committee membership. Michael Levinsohn is not considered independent because he is currently our chief executive officer and president, and Thomas Banks is not considered independent because he is currently our chief financial officer.

Corporate Governance

Our policies and practices reflect corporate governance initiatives that are designed to be compliant with the listing standards of the NYSE Amex and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	a majority of the members of our board of directors are independent of our company and our management;

•	all members of the audit committee, the compensation committee, and the nominating and governance committee are independent;

•	the independent members of our board of directors meet regularly without the presence of management;

•	we have a clear code of ethics that applies to our principal executive officers, our directors and all of our employees;

•	the charters of the committees of our board of directors clearly establish respective roles and responsibilities of each committee; and

•
we have a hotline available to all employees, and the audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting controls, or auditing matters.

Board Role in Risk Oversight

Our board of directors oversees the risk management of our company and each of our subsidiaries. Our board of directors regularly reviews information provided by management in order for our board of directors to oversee the risk identification, risk management and risk mitigation strategies. Our board considers, as appropriate, risks among other factors in reviewing our strategy, business plan, budgets and major transactions. Our board committees assist the full board of directors’ oversight of our material risks by focusing on risks related to the particular area of concentration of the relevant committee. For example, the compensation committee oversees risks related to our executive compensation plans and arrangements, the audit committee oversees the financial reporting and control risks and the nominating & governance committee oversees risks associated with the independence of our board of directors and potential conflicts of interest. If a risk is of sufficient magnitude, a committee reports on the  discussions of the applicable relevant risk to the full board of directors during the committee reports portion of the board of directors meeting. The full board of directors incorporates the insight provided by these reports into its overall risk management analysis

Board Effectiveness

It is important that our board of directors and its committees are performing effectively and in the best interests of our company and our stockholders. Toward that end, our board of directors intends to perform an annual self-assessment, led by the chair of the nominating and governance committee, to evaluate its effectiveness in fulfilling its obligations.

Director Attendance at Annual Meetings

Our directors are strongly encouraged to attend our annual meeting of stockholders.

Executive Sessions

Our independent directors meet in executive session without management present at least once a year. During the year ended December 31, 2010, our independent directors met in executive session on one occasion.

Code Of Ethics

Our board of directors adopted a “Code of Business Conduct and Ethics” that applies to our directors and all employees, including our executive officers. Our code of ethics can be viewed by visiting our website at www.lencomobile.com and clicking on “Investor” and then on “Corporate Governance Committee.” In the event we make any amendments to, or grant any waivers of, a provision of our code of ethics that applies to our principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor on a Form 8-K or on our next periodic report in accordance with SEC rules.

Consideration of Director Nominees

Director Qualifications

The nominating and governance committee believes that new candidates for director should be evaluated according to certain guidelines, including having the knowledge, capabilities, experience and contacts that complement those currently existing within our company; ability and qualifications to provide our management with an expanded opportunity to explore ideas, concepts and creative approaches to existing and future issues, and to guide management through the challenges and complexities of building a quality company; ability to meet contemporary public company board standards with respect to general governance; stewardship, depth of review, independence, financial certification, personal integrity and responsibility to stockholders; genuine desire and availability to participate actively in the development of our future; and an orientation toward maximizing stockholder value in realistic time frames.

The nominating and governance committee also considers such factors as ability to contribute strategically through relevant industry background and experience, on either the vendor or the end user side; strong current industry contacts; ability and willingness to introduce and open doors to executives of potential customers and partners; independence from our company and current members of our board of directors; and a recognizable name that would add credibility and value to our company and our stockholders. The committee may modify these guidelines from time to time.

Evaluating Nominees for Director

The nominating and governance committee reviews candidates for director nominees in the context of the current composition of our board of directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the committee currently considers, among other factors, diversity, experience, skills, and such other factors as it deems appropriate given the current needs of our board of directors and our company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and governance committee reviews such directors’ overall service to our company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the committee also determines whether the nominee must be independent, which determination is based upon applicable listing standards of the national stock exchanges, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. The committee meets to discuss and consider such candidates’ qualifications and then selects a nominee for recommendation to our board of directors by majority vote. To date, neither the nominating and governance committee nor any predecessor to the committee has paid a fee to any third party to assist in the process of identifying or evaluating director candidates. To date, neither the nominating and governance committee nor any predecessor to the committee has rejected a director nominee from a stockholder or stockholders holding more than 5% of our voting stock.

Our board of directors and nominating committee does not have a specific policy with regard to the consideration of diversity in the identification of director nominees.

Stockholder Nominations

The nominating and governance committee applies the same guidelines (described above) to stockholder nominees as applied to nominees from other sources. Any stockholder who wishes to recommend a prospective nominee to serve on our board of directors for the nominating and governance committee’s consideration may do so by giving the candidate’s name and qualifications in writing to the chairman of our board of directors at the following address: Lenco Mobile Inc., Attn: Corporate Secretary, 345 Chapala Street, Santa Barbara, California 93101.

Communications with Directors

Our board of directors has adopted a formal process by which stockholders may communicate with our board of directors. Our board of directors recommends that stockholders initiate any communications with our board of directors in writing and send them in care of our corporate secretary by mail to our offices, 345 Chapala Street, Santa Barbara, California 93101. This centralized process will assist our board of directors in reviewing and responding to stockholder communications in an appropriate manner. The name of any specific intended recipient should be noted in the communication. Our board of directors has instructed our corporate secretary to forward such correspondence only to the intended recipients; however, our board of directors has also instructed our corporate secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a personal, illegal, commercial, offensive or frivolous nature or otherwise inappropriate for our board’s consideration.

EXECUTIVE OFFICERS

Set forth below are the names and certain information about our current executive officers.

Name	Age	Position(s)
Michael Levinsohn	49	Chief Executive Officer and President
Thomas Banks	43	Chief Financial Officer
Michael Hill	34	Chief Strategy Officer

Michael Levinsohn	Mr. Levinsohn was appointed as our chief executive officer in February 2008. Please see his biography under “PROPOSAL 1—ELECTION OF DIRECTORS—Director Nominees,” above.
Thomas Banks	Mr. Banks was appointed as our Chief Financial Officer on September 2009. Please see his biography under “PROPOSAL 1—ELECTION OF DIRECTORS—Director Nominees,” above.
Michael Hill
Mr. Hill is a founder of certain of the businesses that now comprise Lenco Multimedia Inc. (f/k/a AdMax Media Inc.) and is an expert on internet products and services. Over a seven year period he grew his internet marketing company to an annual revenue pace of $42 million and profits of $12 million. The businesses were sold to a public company in 2005 and Lenco Mobile Inc. subsequently purchased substantially certain of those assets and liabilities in order to establish the AdMax Media Inc. operation. Mr. Hill served as Chief Executive Officer of Commerce Planet, Inc. from January 2004 until September 2008. From 1999 until 2003, Mr. Hill was a founder of and served as Chief Executive Officer of Intravantage Marketing, a privately-held marketing firm. From January 1998 until starting Intravantage Marketing, Mr. Hill was the Vice President of International Specialties, Inc.

Involvement in Certain Legal Proceedings

Over the past ten years, and except as set forth below, none of our directors or executive officers has been (i) involved in any petition under Federal bankruptcy laws or any state insolvency law, convicted, (ii) convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (iii) subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from (a) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, (b) engaging in any type of business practice, or (c) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, or (d) subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in (iii)(a), (iv) found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated, (v) found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated. (vi) subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation, (b) any law or regulation respecting financial institutions or insurance companies, or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity, or (vii) the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.  In connection with an industry wide investigation into segments of the internet advertising industry, the Federal Trade Commission (“FTC”) brought an action against Michael Hill (currently the President of Lenco Multimedia Inc.) and other affiliates of Commerce Planet, Inc. alleging misleading advertising and billing practices during the period from 2005 to 2008.  Mr. Hill, without admitting any of the allegations and denying any wrongdoing, entered into a stipulated judgment and order with the FTC to settle this action in November 2009. The stipulated judgment imposed certain permanent injunctions against Mr. Hill and any person or entity acting in concert with him, which were consistent with recently adopted FTC guidelines for the industry as a whole, including: (i) prohibitions against misrepresenting any material fact in connection with the advertising, promotion, offering or sale of a product or service, (ii) requirements to clearly and conspicuously disclose all costs and terms of an offer, including any refund policy, and (iii) a requirement to obtain express informed consent from a consumer prior to using any billing information to obtain payment for a product or service.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Individuals we refer to as our “named executive officers” include our chief executive officer (and any individual serving in that capacity during the last fiscal year) and the two other most highly compensated executive officers whose salary and bonus for services rendered in all capacities exceeded $100,000 during the fiscal year ended December 31, 2010.

Summary Compensation Table

The following table sets forth all compensation awarded to, earned by, or paid to our named executive officers during the fiscal year ended December 31, 2010.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)

Michael Levinsohn (1)	2010	235,000	--	--	--	--	--	235,000
Chief Executive Officer	2009	100,000	--	--	--	--	--	100,000

Thomas Banks (2)	2010	175,000	--	--	--	--	--	175,000
Chief Financial Officer	2009	47,500	--	--	--	--	--	47,500

Michael Hill (3)	2010	260,000	--	--	--	--	--	260,000
Chief Strategy Officer	2009	74,000	--	--	--	--	--	74,000

(1)
Mr. Levinsohn’s employment agreement dated September 1, 2009 entitles him to receive a base salary in the amount of $25,000 per month. Mr. Levinsohn waived any right to compensation in excess of $100,000 for the year ended December 31, 2009, waived salary for January 1, 2010 through March 15, 2010 and did not receive a performance bonus for 2010.

(2)	Mr. Banks commenced employment with the Company in September 2009 as the Company’s Chief Financial Officer.

(3)	Mr. Hill commenced employment with the Company in February 2009 as the Company’s Chief Strategy Officer.

Compensation to our named executive officers is determined by our board of directors, our compensation committee and, in the case of Mr. Levinsohn, by Mr. Levinsohn’s employment agreement, which is described below. Our named executive officers each receive a base salary. In addition, our named executive officers may receive a cash bonus based on their performance at the discretion of the compensation committee of our board of directors. We do not have any fixed bonuses or incentive compensation plans, except that Mr. Levinsohn’s employment agreement provides that he will be eligible to receive a performance bonus as set forth below. Our named executive officers are also eligible to receive awards under our 2009 Equity Incentive Plan. However, no awards under such plan were made to our named executive officers in 2010.

Outstanding Equity Awards at Fiscal Year-End.

As of fiscal year end December 31, 2010, none of our named executive officers held any outstanding equity awards.

Pension Benefits

We do not have any defined benefit plans at this time.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans at this time.

Employment Contracts and Change-in-Control Arrangements

Michael Levinsohn

We entered into an employment agreement with Mr. Levinsohn on September 1, 2009, pursuant to which he serves as Chief Executive Officer and President of Lenco Mobile, Inc. The initial term of the employment agreement extends through December 31, 2012. The term of the employment agreement is automatically extended on a month to month basis until either party provides at least 30 days written notice to not so extend the term. Under the terms of his employment agreement, Mr. Levinsohn is: (i) entitled to receive a monthly base salary of $25,000 and (ii) eligible to earn an annual performance bonus based upon the company’s performance and Mr. Levinsohn’s satisfaction of certain specified performance objectives. For fiscal 2010, Mr. Levinsohn was eligible to earn a performance bonus equal to one-half of his fiscal 2010 base salary. The amount of his base salary and performance bonus opportunity is subject to increase in the discretion of the compensation committee of our board of directors. Mr. Levinsohn is also eligible to participate in our employee benefit programs.

In addition, under the terms of the agreement, if we terminate Mr. Levinsohn’s employment without “cause” or Mr. Levinsohn terminates his employment for “good reason”, he is eligible to receive: (a) cash payments in an aggregate amount equal to 200% of Mr. Levinsohn’s then annual base salary, with the first installment of cash severance being paid after a general release of claims has been executed and becomes effective (in an amount to account for the passage of time following his termination date in the event such first payment occurs more than one month after his termination date) and with the remaining amount of cash severance being paid in monthly pro-rata installments commencing thereafter; and (b) company-paid medical insurance premiums after termination for up to 24 months. We will condition the payment of the severance benefits upon Mr. Levinsohn providing a release of claims against us, our affiliates and related parties. No severance benefit will be paid if Mr. Levinsohn resigns or if his employment is terminated for cause.

Further, pursuant to Mr. Levinsohn’s employment agreement, in the event he has received payments that are subject to golden parachute excise taxes, then such payments will be reduced to a level that would not subject Mr. Levinsohn to golden parachute excise taxes unless, after comparing the value of the payments on an after-tax basis (including the golden parachute excise tax), Mr. Levinsohn would be in a better economic position by receiving all payments.

Thomas Banks and Michael Hill

Messrs. Banks and Hill are not a party to any employment, severance or change in control agreement or arrangement. The compensation and benefits for Messrs. Banks and Hill, which currently consist of an annual base salary, are reviewed, determined and approved by our board of directors and compensation committee.

Risk Considerations in our Compensation Programs

Our compensation committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our pay to consist of primarily fixed compensation with cash and non cash incentive programs. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. Our cash incentive program has traditionally been weighted on multiple financial metrics including revenues, operating income and new customer retention. Those metrics are evaluated each year based on perceptions of operating issues most critical to the company’s short and long term success. Our equity incentive grants have traditionally been structured to provide longer term incentive. The equity awards are granted annually, rather than in single large grants. In addition, our equity grants typically “cliff vest” and are not exercisable at all for the first twelve months from the date of grant, and vesting occurs over the succeeding three years. Our compensation committee feels that this compensation package strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executives are not encouraged to take unnecessary or excessive risks.

DIRECTOR COMPENSATION

Other than the reimbursement of actual and ordinary out-of-pocket expenditures, we did not compensate any of our directors for their services as directors during fiscal 2008, 2009 or 2010. We do not have any compensation arrangements currently in place for our non-employee directors. In the future, we anticipate adopting a policy of providing our non-employee directors cash and equity compensation for their service on the board of directors and committees.

EQUITY COMPENSATION PLAN INFORMATION

We currently have one equity compensation plan outstanding which is our 2009 Equity Incentive Plan. The Plan was adopted by our directors and approved by our stockholders in September 2009. The Plan permits the award of incentive stock options, non-qualified stock options, and stock grants. We do not have any equity compensation plans that have not been approved by security holders.

The following table describes our equity compensation plan as of December 31, 2010:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by Security Holders	-	-	9,000,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 28, 2011, by:  (i) each of our named executive officers and current directors, (ii) all of our current executive officers and directors as a group and (iii) each person we know to be the beneficial owner of 5% of more of our outstanding shares of common stock. Unless otherwise specified, the address of each beneficial owner listed in the table is c/o Lenco Mobile Inc., 345 Chapala Street, Santa Barbara, California, 93101.

Percentage of class beneficially owned is based on 70,624,382 shares of common stock outstanding on April 28, 2011 and 107,500 shares of Series A Convertible Preferred Stock outstanding on April 28, 2011. In accordance with SEC rules, when we computed the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 28, 2011. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Our Series A Convertible Preferred Stock is convertible into shares of our common stock at the earlier of (i) September 23, 2012 or (ii) the date that our EBITDA over the prior four fiscal quarters exceeds $15 million. We have not, as of the date of this proxy statement, achieved this EBITDA target. Accordingly, the shares of common stock into which the Series A Convertible Preferred Stock is convertible are not included in the number of shares of common stock beneficially held in the table below.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned	Number of Shares of Series A Convertible Preferred Stock Beneficially Owned	Percentage of Series A Convertible Preferred Stock Beneficially Owned

Officers and Directors
Michael Levinsohn, Director and Chief Executive Officer (1)	14,533,333	20.55%	7,500	6.98%
Thomas Banks, Director and Chief Executive Officer	125,000	*	-	-
Michael Hill, President, Lenco Multimedia Inc.	125,000	*	-	-
Philip B. Harris, Director	-	*	-	-
James L. Liang, Director	250,000	*	-	-
Ronald Wagner, Director (2)	125,580	*	-	-
All current directors and executive officers as a group (6 persons)	15,158,913	21.44%	7,500	6.98%

5% Stockholders
Michael Levinsohn (1)	14,533,333	20.55%	7,500	6.98%
Rendez-Vous Management Limited (3)	12,000,000	16.97%	-	-
BasCorp Services Limited (4)	21,600,795	30.59%	-	-
Naretta, Inc. (5)	5,500,000	7.79%	-	-
Pablo Enterprises LLC (6)	-	-	100,000	93.02%
_________________________________

*      Represents less than one percent.

(1)
Common stock beneficially owned consists of (i) 2,450,000 shares held by Mr. Levinsohn, (ii) 12,000,000 shares held by Rendez-Vous Management Limited and (iii) 83,333 options that are exercisable within 60 days of April 28, 2011. Rendez-Vous Management Limited is wholly-owned by a trust. Mr. Levinsohn is one of a class of beneficiaries of the trust that owns Rendez-Vous Management Limited. BasCorp Services Limited is the sole corporate director of Rendez-Vous Management Limited and has the power to control the voting and disposition of the shares held by Rendez-Vous Management Limited. BasCorp Services Limited has five directors. BasCorp Services Limited has voting and disposition power over the shares held by Rendez-Vous Management Limited through a vote by any two of BasCorp Services Limited’s directors. However, the directors of BasCorp Services Limited disclaim any beneficial interest in the shares. Series A Preferred Convertible Preferred Stock consists of 7,500 shares of such preferred stock held by Sterling Capital Partners, Inc. Mr. Levinsohn in the chief executive officer of Sterling Capital Partners, Inc. Mr. Levinsohn disclaims beneficial ownership of the shares held by Rendez-Vous Management Limited and Sterling Capital Partners, Inc.

(2)	Includes 100,000 shares held by Ronald Wagner and 25,580 shares held by Ronald Wagner and Karol Towns Family Trust.

(3)
BasCorp Services Limited is the sole corporate director of Rendez-Vous Management Limited and has the power to control the voting and disposition of the shares held by Rendez-Vous Management Limited. BasCorp Services Limited has five directors. BasCorp Services Limited has voting and disposition power over the shares held by Rendez-Vous Management Limited through a vote by any two of BasCorp Services Limited’s directors. However, the directors of BasCorp Services Limited disclaim any beneficial interest in the shares. The address for Rendez-Vous Management Limited is c/o BasCorp Services Limited, 24 Route des Acacias, 1227 Les Acacias, Geneva, Switzerland.

(4)
Includes (i) 12,000,000 shares held by Rendez-Vous Management Limited, (ii) 5,500,000 shares held by Naretta, Inc., (iii) 1,841,772 shares by Tamino Investments, Inc., (iv) 50,000 shares held by Target Equity Limited and (v) 2,209,023 shares held by BasNom Limited. BasCorp Services Limited is the sole corporate director of each of these entities and has the power to control the voting and disposition of the shares held by each of these entities. BasCorp Services Limited has five directors. BasCorp Services Limited has voting and disposition power over the shares held by each of these entities through a vote by any two of BasCorp Services Limited’s directors. However, the directors of BasCorp Services Limited disclaim any beneficial interest in the shares. The address for each of Rendez-Vous Management Limited, Naretta, Inc., Tamino Investments, Inc., Target Equity Limited and BaNom Limited is c/o BasCorp Services Limited, 24 Route des Acacias, 1227 Les Acacias, Geneva, Switzerland.

(5)
BasCorp Services Limited is the sole corporate director of Naretta, Inc. and has the power to control the voting and disposition of the shares held by Naretta, Inc. BasCorp Services Limited has five directors. BasCorp Services Limited has voting and disposition power over the shares held by Naretta, Inc. through a vote by any two of BasCorp’s directors. However, the directors of BasCorp Services Limited disclaim any beneficial interest in the shares. The address for Rendez-Vous Management Limited is c/o BasCorp Services Limited, 24 Route des Acacias, 1227 Les Acacias, Geneva, Switzerland.

(6)	The address for Pablo Enterprises, LLC is 116 Settlers Row North, Ponte Vedra, Florida, 32082.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions

We did not enter into any transactions with related parties since the beginning of our most recently completed fiscal year in which the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years except for those transactions discussed below.

Rendez-Vous Management Limited Transactions

On April 9, 2010, we borrowed $500,000 from Rendez-Vous Management Limited, a shareholder holding more than 10 percent of our outstanding common stock. The largest aggregate amount of principal outstanding pursuant to this loan since January 1, 2010 was $500,000. The $500,000 loan to Rendez-Vous Management Limited was repaid to Rendez-Vous Management Limited through the issuance of our common stock pursuant to a securities purchase agreement entered into on June 15, 2010, as described below.

On June 15, 2010, we entered into a securities purchase agreement with Rendez-Vous Management Limited pursuant to which we repaid $1,269,000 of debt that we owed to Rendez-Vous Management Limited, including the debt pursuant to the $500,000 loan described immediately above, by issuing 317,250 shares of common stock, or one share for every $4.00 of indebtedness.

On June 16, 2010, we borrowed $700,000 from Rendez-Vous Management Limited. The loan is interest free and due on demand. On July 13, 2010, we entered into a securities purchase agreement with Rendez-Vous Management Limited pursuant to which we paid the $700,000 debt by issuing 175,000 shares of common stock, or one share for every $4.00 of indebtedness. The largest aggregate amount of principal outstanding pursuant to this loan since January 1, 2010 was $700,000. The loan is interest free and due on demand.

Series A Convertible Preferred Stock Sale to Sterling Capital Partners, Inc.

On September 23, 2010, we entered into a securities purchase agreement with accredited investors pursuant to which we agreed to sell an aggregate of 107,500 shares of our Series A Convertible Preferred Stock at a purchase price of $100 per share upon the satisfaction of certain customary closing conditions. The financing resulted in gross proceeds of $10,750,000.  Sterling Capital Partners, Inc. purchased in the aggregate $750,000 worth of preferred stock in the September 23, 2010 transaction. Only one share of Sterling Capital Partners is currently outstanding and is registered in the name of Michael Levinsohn, a director and our chief executive officer. However, the intention is to form a trust to own Sterling Capital Partners of which Mr. Levinsohn, Thomas Banks (a director and our chief financial officer), Michael Hill (our chief strategy officer) and Jonathan Fox (a former director and officer of our Multimedia Solutions Inc. subsidiary) will be beneficiaries. The specific percentage interests in the trust, and therefore the respective interests in Sterling Capital Partners, have not been determined at this time.

Director Independence

Our board of directors currently consists of five members. Messrs. Harris, Liang and Wagner are considered independent under the definition of independence used by the NYSE Amex Company Guide Section 803A(2).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent of a registered class of our securities, to file with the SEC reports of ownership of our securities and changes in reported ownership. Officers, directors and greater than ten percent stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Other than as disclosed below and based solely on a review of the reports furnished to us, or written representations from reporting persons that all reportable transaction were reported, we believe that during the fiscal year ended December 31, 2010, our officers, directors and greater than ten percent stockholders timely filed all reports they were required to file under Section 16(a). Two stockholders who beneficially hold more than 10% of our common stock, BasCorp Services Limited and Rendez-Vous Management Limited, filed Form 3s late. Rendez-Vous Management Limited filed Form 4s late with respect to five transactions since January 1, 2010. Michael Levinsohn, a director and our chief executive officer, filed Form 4s late with respect to five transactions since January 1, 2010. Ronald Wagner, a director, filed a Form 4 late with respect to one transaction since January 1, 2010. Philip B. Harris and James L. Liang, members of our board of directors, filed late Form 3s.

PRINCIPAL ACCOUNTANT AUDIT FEES AND SERVICES FEES

We have selected SingerLewak as our independent registered public accounting firm for 2010. SingerLewak has been our principal accountant since September 30, 2011 and was our principal accountant for the fiscal year ended December 31, 2010. Gruber & Co. LLP was our principal account for the fiscal year ended December 31, 2009.

For purposes of the tables below:

Audit Fees
Include fees and expenses for professional services rendered for the audits of our annual financial statements for the applicable year and for the review of the financial statements included in our quarterly reports on Form 10-Q for the applicable year.

Audit-Related Fees
Consist of fees billed for assurance and related services that are related to the performance of the audit or review of our financial statements and registration filings with the SEC and are not reported as audit fees.

Tax Fees	Consist of preparation of our federal and state tax returns, review of quarterly estimated payments, and consultation concerning tax compliance issues.
All Other Fees
Includes any fees for services not covered above. Fees noted for both annual periods primarily represent fees associated with communications and attendance at meetings with management, the board of directors, and the audit committee of the board of directors.

The following table sets forth the aggregate fees billed for services from January 1, 2010 to December 31, 2010 by SingerLewak:

Audit Fees	$18,750
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-

Total	$18,750

The following table sets forth the aggregate fees billed for services from January 1, 2010 to December 31, 2010 by Gruber & Co. LLP:

Audit Fees	$93,600
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-

Total	$93,600

Audit Committee Pre-Approval Policies and Procedures

The policy of the audit committee of our board of directors is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the audit committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval.

AUDIT COMMITTEE REPORT*

The audit committee of the board of directors is comprised entirely of independent directors who meet the independence requirements of the NYSE Amex and the SEC. The audit committee oversees the financial reporting process of the Company on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal control over financial reporting. The Company’s independent auditors are responsible for expressing an opinion as to the conformity of our consolidated financial statements with U.S. generally accepted accounting principles.

In performing its responsibilities, the audit committee has reviewed and discussed with the Company’s management and the independent auditors the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The audit committee has also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards 61, “Communications with Audit Committees.”

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” the audit committee received the written disclosures and letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Submitted by the audit committee of the board of directors,

AUDIT COMMITTEE Ronald Wagner James L. Liang Philip B. Harris

* The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date of this proxy statement and irrespective of any general incorporation language therein.

HOUSEHOLDING OF PROXY MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request. To make such a request, please contact us at Lenco Mobile Inc., c/o Corporate Secretary, 345 Chapala Street, Santa Barbara, California 93101 or by phone at (805) 308-9199. Any stockholder who wants to receive separate copies of our proxy statement or annual report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

OTHER MATTERS

Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the annual meeting may request reasonable assistance or accommodation from us by contacting our corporate secretary at Lenco Mobile Inc., 345 Chapala Street, Santa Barbara, California 93101 or at (805) 308-9199. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by June 1, 2011.

Whether you intend to be present at the annual meeting or not, we urge you to return your signed proxy card promptly.

May 2, 2011	By Order of the Board of Directors /s/ Michael Levinsohn
Michael Levinsohn Chief Executive Officer and President

LENCO MOBILE INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE15, 2011 AT 10:00 A.M. PACIFFIC TIME
CONTROL ID:
PROXY ID:

The undersigned hereby appoints Michael Levinsohn and Thomas Banks, or any one of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of the Company to be held at our principal executive office at 345 Chapala Street, Santa Barbara, California 93101 on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally at the meeting. The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given in respect to such meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com

ANNUAL MEETING OF THE STOCKHOLDERS OF LENCO MOBILE INC.	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Elect five directors to hold office until our next annual meeting of stockholders and until their respective successors have been elected and qualified		☐	☐
	MR. Michael Levinsohn				☐
	MR. Thomas Banks				☐	CONTROL ID:
	MR. Ronald Wagner				☐	PROXY ID:
	MR. James L. Liang				☐
	MR. Philip B. Harris				☐
Proposal 2		à	FOR	AGAINST	ABSTAIN
	The ratification of the appointment of SingerLewak as the company’s independent registered public accounting firm for the year ending December 31, 2011		☐	☐	☐
Proposal 3		à	FOR	AGAINST	ABSTAIN
	An advisory vote on the overall compensation of the company’s named executive officers		☐	☐	☐

Proposal 4		à	FOR	AGAINST	ABSTAIN
	An advisory vote on the frequency of the advisory vote on the compensation of the company’s named executive officers		☐	☐	☐

Proposal 5
	Other business that may properly come before the annual meeting (including adjournments and postponements)			MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW. WHERE NO CHOICE IS SPECIFIED, THIS PROXY CARD WILL BE VOTED FOR SUCH PROPOSAL AND FOR “3 YEARS” WITH RESPECT TO PROPOSAL 4. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2011

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)